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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 25, 2005

                       TRANSACT TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)


         Delaware                      0-21121                   06-1456680
(State or other jurisdiction         (Commission              (I.R.S. employer
     of incorporation)               file number)            identification no.)

7 Laser Lane, Wallingford, CT                                      06492
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:            (203) 269-1198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.
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2005 Bonus Plan

On March 25, 2005, the Compensation Committee and Board of Directors (the "Board") of TransAct Technologies Incorporated ("TransAct") approved a plan for the payment of contingent cash bonuses to our executive officers and staff, and other employees (the "2005 Bonus Plan"). The Bonus Plan is effective beginning on January 1, 2005 and is intended to remain effective for calendar year 2005, at the discretion of the Board based on business conditions and Company performance. The bonus amounts are dependent on the Company's net income performance, as well as individualized criteria such as achievement of specified individual goals that are based on TransAct's overall company goals.

Specifically for calendar year 2005, the Committee and Board have established payout targets for the 2005 Bonus Plan related to TransAct's achievement of specific pre-determined earnings per share ("EPS") goals. Each eligible employee in the 2005 Bonus Plan is assigned a percentage of the employee's base salary as his or her target bonus, as approved by the Committee. The bonus starts accruing once TransAct achieves a cumulative EPS goal, and would be 100% of the target bonus if EPS were to reach a level established by the Committee. To the extent there are any unplanned significant costs or charges, the Compensation Committee would determine what adjustments, if any, are appropriate in determining EPS for purposes of determining the bonus payment. The Board and Compensation Committee reserve the right to modify goals, targets, amounts and criteria at any time.

Bonus payments (if any) shall be payable annually to eligible employees in cash, less applicable withholdings, and are normally made in March following the calendar-year performance period during which the bonuses were earned. Bonuses payable under the 2005 Bonus Plan with respect to the CEO, executive staff, and other employees will be determined by the Compensation Committee comprised of the independent members of the Board.

Our bonus program is designed to reward the achievement of our short-term and long-term strategic goals, to recognize and reward individual contributions to our Company's performance, and to attract and retain employee talent that contributes to our long-term success.


Non-Employee Director Compensation

On March 25, 2005, the Compensation Committee also approved a revised compensation structure for those directors who are not also employees or officers of the Company. Beginning in April 2005, cash compensation for non-employee directors will include the following:

     o    A quarterly retainer of $2,500 for service on the Board Directors;

     o    $1,000 for each Board meeting attended;

     o    $500 for each telephonic Board meeting attended;

     o    $500 ($750 for the Chair) for each committee meeting attended; and

     o $250 ($500 for the Chair) for each telephonic committee meeting attended.

In addition, subject to shareholder approval, the Compensation Committee approved changes to equity compensation for non-employee directors. Under the new approach, annual grants to each director of 11,250 non-qualified stock options will be replaced by annual grants to each director of 5,000 shares of restricted stock. The restricted stock will vest at the rate of 20% per year beginning on the first anniversary of the date of grant. Additional information about the new approach for non-employee director equity compensation will be provided in TransAct's 2005 Proxy Statement.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TRANSACT TECHNOLOGIES INCORPORATED

By: /s/ Steven A. DeMartino
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Steven A. DeMartino
Executive Vice President and
Chief Financial Officer


Date: March 29, 2005

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